Exhibit 99.1

Ebix Q1 Diluted EPS Rose 24% to a Record $0.83 on Revenues of $79.1M

JOHNS CREEK, GA - May 9, 2017 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported results for its first quarter ended March 31, 2017. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the first quarter of 2017:

Revenues: Q1 2017 revenue rose 11% to $79.1 million compared to $71.1 million in Q1 2016 and decreased 1% over Q4 2016 revenue of $80.0 million. The year over year revenue improvement reflected growth in the Company’s Exchange, Risk Compliance, and Broker Solution channels.

On a constant currency basis, Ebix Q1 2017 revenue increased 10% to $78.5 million compared to $71.1 million in Q1 2016. The Exchange channel continued to be Ebix’s largest, accounting for 67% of Q1 2017 revenues.

(dollar amounts in thousands)
Channel	Q1 2017	Q1 2016	Change
Exchanges	$ 52,614	$ 50,086	+5%
Risk Compliance Solutions (RCS)	21,852	16,751	+30%
Broker Solutions	3,788	3,212	+18%
Carrier Systems	849	1,017	-17%
Total Revenue	$ 79,103	$ 71,066	+11%

Total Revenue on Constant Currency Basis	$ 78.5M	$ 71.1M	+10%

Earnings per Share: Q1 2017 diluted earnings per share increased 24% to $0.83 compared to $0.67 in Q1 2016, reflecting higher net income and the benefit of ongoing share repurchase activity. Ebix’s weighted average diluted shares outstanding decreased to 32.0 million in Q1 2017 compared to 33.3 million in Q1 2016 and 32.5 million in Q4 2016.

Operating Cash: Cash generated from operations rose 49% to $15.7 million in Q1 2017 compared to $10.5 million in Q1 2016. Q1 2017 cash flows reflected cumulative cash payment of $8.95 million for bank interest and income tax, principally on account of non-recurring advance Minimum Alternate Tax (MAT) payments in India.

Exhibit 99.1

Operating Income and Margins: Q1 2017 operating margins decreased to 33% as compared to 35% in Q1 2016. Operating income for Q1 2017 rose 4% to $25.7 million compared to $24.8 million in Q1 2016.

Net Income: Q1 2017 net income rose 19% to $26.4 million, compared to $22.2 million in Q1 2016. The improvement principally reflected the benefit of higher revenues and operating income as compared to the same period last year.

Share Repurchases: In Q1 2017, Ebix repurchased 594,048 shares of its outstanding common stock for aggregate cash consideration of $34.2 million, not including 109,475 shares totaling $6.4 million repurchased in Q4 2016 that were settled in January 2017.

Q2 2017 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2017 to be approximately 31.7 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q1 2017 for a total cost of $2.4 million.

Ebix Chairman, President and CEO Robin Raina said, “We are pleased to start 2017 on a consistent and strong note, with respect to revenue, net income and cash flow growth. The first quarter was strong from a business development standpoint as we agreed to undertake a few substantial deals that involve implementations that should contribute to our results over the balance of 2017. Considering one time seasonal revenue increases from the Continuing Education and Health administration exchange segments that contributed approximately $3 million in Q4 of 2016, we were pleased with our Q1 2017 performance on a sequential basis.”

Robin added, “Ebix continues to review each of our business lines in terms of margin performance. From this disciplined review, we are able to focus our resources on our best performing opportunities as well as possibly reduce our focus on areas where margins are under pressure. Ebix continues to deploy increased man power on strategic opportunities such as our implementation of the PPL Reinsurance Exchange in London, and the underwriting exchanges in the US. These steps have not only contributed new consistent long term revenue streams but have also created tremendous goodwill for Ebix and a customer salesforce that helps us sell purely on the strength of our reference base. The growing customer awareness of Ebix’s domain expertise and performance has opened up many new business opportunities - deals that we would not have known about, had our customers not made the strong positive recommendations.”

“From an M&A standpoint, we continue to pursue a few acquisition opportunities that in my view have the potential to be major growth drivers for Ebix. We hope to announce one such strategic acquisition soon.” Robin said.

Sean Donaghy, Ebix CFO said, “We are very pleased with the Company’s continued ability to generate cash and fund its growth and investor friendly initiatives. In Q1 2017, we spent a total of $52.3 million on share buybacks, dividends, tax payments and building construction. Specifically, during the quarter, we used $40.5 million to repurchase 703,523 shares of Ebix common stock, paid $6.7 million of taxes, spent $2.7 million on building out our facilities in India and Johns Creek, GA, and paid dividends of $2.4 million, while drawing just $40.0 million from our Bank credit facilities. After these significant uses of cash, Ebix still ended the quarter with cash flow from operating activities of $15.7 million and $123.5 million of cash, cash equivalents, and short-term investments, an increase of $52.1 million as compared to March 31, 2016.”

Conference Call Details:

Exhibit 99.1

Call Date/Time:	Tuesday, May 9, 2017 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 13609854
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_17_Q1 after 2:00 p.m. EDT on May 9th

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, Ebix, Inc. provides end-to-end on-Demand solutions ranging from infrastructure exchanges, front end & back end enterprise systems, outsourced administrative & custom software development solutions, and risk compliance solutions for various entities involved in these industries.

With 40+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums annually on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of domain specific business and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised

Exhibit 99.1

tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating revenue	$79,103	$71,066

Operating expenses:
Cost of services provided	25,187	19,602
Product development	8,350	8,065
Sales and marketing	4,337	4,333
General and administrative, net	12,684	11,583
Amortization and depreciation	2,855	2,720
Total operating expenses	53,413	46,303

Operating income	25,690	24,763
Interest income	774	143
Interest expense	(2,468)	(1,274)
Foreign currency exchange gain	3,496	469
Income before income taxes	27,492	24,101
Income tax expense	(869)	(1,750)
Net income including noncontrolling interest	26,623	22,351
Net income attributable to noncontrolling interest	196	192
Net income attributable to Ebix, Inc.	$26,427	$22,159

Basic earnings per common share attributable to Ebix, Inc.	$0.83	$0.67

Diluted earnings per common share attributable to Ebix, Inc.	$0.83	$0.67

Basic weighted average shares outstanding	31,807	33,043

Diluted weighted average shares outstanding	31,973	33,310

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$120,195	$114,118
Short-term investments	3,260	3,105
Restricted cash	11,249	17,217
Trade accounts receivable, less allowances of $2,962 and $2,833, respectively	68,424	62,713
Other current assets	13,896	12,716
Total current assets	217,024	209,869

Property and equipment, net	38,823	37,061
Goodwill	443,304	441,404
Intangibles, net	39,683	41,336
Indefinite-lived intangibles	30,887	30,887
Capitalized software development costs, net	6,108	5,955
Deferred tax asset, net	33,741	31,345
Other assets	5,620	5,898
Total assets	$815,190	$803,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,948	$44,855
Accrued payroll and related benefits	6,595	7,474
Short term debt, net of deferred financing costs of $136, respectively	12,364	12,364
Capital lease obligations	9	9
Current deferred rent	285	281
Contingent liability for accrued earn-out acquisition consideration	1,943	1,921
Deferred revenue	23,643	22,564
Other current liabilities	276	244
Total current liabilities	69,063	89,712

Revolving line of credit	194,029	154,029
Long term debt and capital lease obligations, less current portion, net of deferred financing costs of $435 and $452, respectively	102,713	105,824
Other liabilities	7,005	6,070
Contingent liability for accrued earn-out acquisition consideration	6,810	6,589
Deferred revenue	1,342	1,886
Long term deferred rent	913	1,009
Total liabilities	381,875	365,119

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2017 and December 31, 2016	0	0
Common stock, $0.10 par value, 60,000,000 shares authorized, 31,524,369 issued and outstanding, at March 31, 2017 and 32,093,294 issued and outstanding at December 31, 2016	3,152	3,209

Exhibit 99.1

Additional paid-in capital	0	0
Retained earnings	447,824	457,364
Accumulated other comprehensive loss	(31,160)	(33,677)
Total Ebix, Inc. stockholders’ equity	419,816	426,896
Noncontrolling interest	13,499	11,740
Total stockholders' equity	433,315	438,636
Total liabilities and stockholders’ equity	$815,190	$803,755

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$26,427	$22,159
Net income attributable to noncontrolling interest	196	192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,855	2,720
Benefit for deferred taxes	(850)	(165)
Share based compensation	686	647
Provision for doubtful accounts	407	(241)
Unrealized foreign exchange gain	(860)	(48)
Amortization of capitalized software development costs	410	326
Reduction of acquisition earnout accruals	—	(511)
Purchase accounting adjustment	(948)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,661)	(8,669)
Other assets	112	(220)
Accounts payable and accrued expenses	(7,118)	(7,563)
Accrued payroll and related benefits	(1,021)	717
Deferred revenue	382	1,258
Deferred rent	(102)	(80)
Reserve for potential uncertain income tax return positions	518	50
Other liabilities	268	(38)
Net cash provided by operating activities	15,701	10,534

Cash flows from investing activities:
Capitalized software development costs	(514)	(144)
Purchases of marketable securities	(1,005)	(596)
Capital expenditures	(2,705)	(1,028)
Net cash used in investing activities	(4,224)	(1,768)

Cash flows from financing activities:
Proceeds (repayments) from revolving line of credit, net	40,000	20,000
Principal payments of term loan obligation	(3,125)	—
Repurchases of common stock	(40,517)	(14,787)
Proceeds from the exercise of stock options	52	29
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(167)	(66)
Dividend payments	(2,428)	(2,422)
Payments of capital lease obligations	(1)	—
Net cash provided by (used) in financing activities	(6,186)	2,754
Effect of foreign exchange rates on cash	786	321
Net change in cash and cash equivalents	6,077	11,841
Cash and cash equivalents at the beginning of the period	114,118	57,179
Cash and cash equivalents at the end of the period	$120,195	$69,020
Supplemental disclosures of cash flow information:
Interest paid	$2,289	$1,987
Income taxes paid	$6,663	$7,015